Exhibit 99.1

NEWS RELEASE
For more information, contact:
Julia Harper
Chief Financial Officer
1-503-615-1250
julia.harper@radisys.com
Brian Bronson
VP of Finance and Business Development
1-503-615-1281
brian.bronson@radisys.com
RADISYS ANNOUNCES THIRD QUARTER RESULTS -REVENUE OF $81.4 MILLION, UP 9% YEAR OVER YEAR
HILLSBORO, OR — October 26, 2006 — RadiSys® Corporation (Nasdaq: RSYS), a leading global provider of advanced embedded solutions, reported revenues of $81.4 million for the quarter ended September 30, 2006. As a result of acquisition related expenses, the third quarter GAAP loss was $13.3 million or $0.62 per share. Non-GAAP net income for the third quarter was $4.6 million or $0.18 per diluted share. Non-GAAP net income excludes the effect of Convedia-related acquisition expenses and stock-based compensation expense. Non-GAAP results include a loss before taxes of $0.2 million or $0.01 per diluted share for one month of Convedia results and exclude $0.5 million or $0.02 per diluted share of interest income forfeited on the cash used for the acquisition. These items, along with a favorable tax rate change of $0.04 per diluted share were not included in the Company’s previously issued third quarter guidance.
Commenting on the results for the quarter, Scott Grout, President and CEO stated, “Our third quarter financial results were in line with our expectations and while we currently project double digit annual revenue growth for the full year over 2005, we do expect to see a significant revenue decrease in the fourth quarter as our quarterly demand from a large wireless customer continues to be volatile although up in total over 2005. We expect this decrease to be partially offset by an increase in our other markets. We continue to make excellent progress on closing future business with our new products. We were awarded new business in both our Promentum and Procelerant product lines in applications that include IPTV, XML routing servers and medical imaging. Our cumulative design wins, since the first quarter of 2005, are now estimated to range from $550 to $650 million. These design wins include projected business with over 50 new customers in a wide range of compelling new applications. The cumulative design win estimates are based on projected revenues in the first three years of our customers’ deployment. Given the nature of these customer programs, the amount and timing of meaningful deployments cannot be certain, but we do expect to see growth in deployments starting towards the end of 2007 and into 2008. About two thirds of the cumulative design wins are from our Promentum ATCA product line and about one third is from our Procelerant product line and other new products. I continue to be very pleased with our design win performance and the overall market acceptance of our products.”

The Company announced earlier this month the expansion of their market leading ATCA and AMC family of products with the introduction of two new products based on the latest OCTEON processors from Cavium Networks. The new ATCA and AMC solutions provide high density Gigabit Ethernet interfaces with sophisticated dataplane hardware acceleration. These products will help equipment manufacturers reduce research and development costs while accelerating the introduction of high performance products such as Radio Network Controllers, Session Border Controllers, Media Gateways, Edge Routers and Security Gateways. The Company’s new AMC-7211 product provides power efficient, packet and security processing for customers requiring AMC modules for their ATCA and uTCA platforms.
On September 1, 2006, the Company announced that it had completed the acquisition of Convedia Corporation, the leading provider of media processing platforms to communications equipment providers. Commenting on the acquisition, Scott Grout said, “Integration efforts are well underway, and I am very pleased with our progress. Integration is proceeding to plan, and we believe we are successfully laying the foundation for strong unified business operations. As stated earlier, we view this acquisition as a meaningful strategic accelerator for RadiSys that will expand our platform business as well as broaden our base of products and core technologies. Convedia’s clear market leadership in IP media processing in the emerging IMS and VoIP markets together with our leadership in ATCA will help to create a broader and more compelling portfolio of customer solutions for an expanded addressable market. Media server revenue growth over the next couple of quarters will be largely dependent on TEM’s moving from current generation, TDM media processing platforms, to IP-enabled IMS infrastructure, particularly in China as 3G licenses are awarded and 3G networks are rolled out. We currently expect the acquisition to become accretive on a non-GAAP basis, excluding the effect of Convedia-related acquisition expenses and stock-based compensation expense, in the second half of 2007.”
In addition, the Company announced today, in a separate press release, the appointment of Julia A. Harper to a new role of Vice President, Corporate Operations and the appointment of Brian Bronson to Chief Financial Officer of the Company.
Fourth Quarter 2006 Outlook
The following statements are based on current expectations as of the date of this press release. These statements are forward-looking, and actual results may differ materially. The Company assumes no obligation to update these statements.

Commenting on the outlook, Scott Grout stated, “We expect revenues in the fourth quarter to be between $57 and $63 million. The projected decrease in fourth quarter revenue is due to recent reductions in requested deliveries from a large wireless customer. We believe these reductions are driven by their efforts to significantly reduce inventory levels, including buffer inventories that were used to support a successful RoHS conversion, as well as lowered demand projections for systems into which we supply content. We do not believe there is a fundamental change in our wireless business and currently project revenues to return to higher levels in 2007, although they will continue to vary quarterly. While I am disappointed in the expected sequential decline, the mid-point of our revenue guidance for the fourth quarter will bring us to annual GAAP revenue for 2006 of $292 million versus $260 million in 2005. This represents revenue growth of 12% year over year for the Company. As you recall, at the beginning of the year, our expectation was to deliver modest revenue growth for 2006 over 2005 and while our quarterly revenues have varied, we do expect to deliver double-digit growth for the year which is better than our expectations at the beginning of the year. We currently expect fourth quarter GAAP results to be a loss in the range of $0.33 to $0.28 per share, and we expect our non-GAAP results to be a loss in the range of $0.09 to $0.04 per share. Our non-GAAP expected results exclude a loss of approximately $0.24 per share primarily attributable to the impact of Convedia-related acquisition expenses and stock-based compensation expense.”
In closing, Mr. Grout stated, “While I’m disappointed with the projections for the fourth quarter, I’m pleased with the expected results for the full year and excited by our continued meaningful design win traction that we believe will fuel growth going forward. We believe that the market acceptance and enthusiasm around our new products remains strong and that our solutions are enabling our customers to bring better products to market faster and at a lower total cost.”
Conference Call and Web-cast Information
RadiSys will host a conference call on Thursday, October 26, 2006 at 5:00 p.m. ET to discuss the third quarter 2006 results and review the financial and business outlook for the fourth quarter of 2006.
To participate in the live conference call, dial (888) 333-0027 (U.S., toll-free) or (706) 634-4990 (international) and reference conference ID#8359888. The conference call will also be simultaneously webcast on the RadiSys investor relations website at http://investor.radisys.com/.
A replay of the conference call will be available two hours after the call is complete by phone at (800) 642-1687 (U.S., toll-free) and (706) 645-9291 (international) with conference ID#8359888 or over the internet at http://investor.radisys.com/. The replay will be available until Thursday, November 9, 2006.
Forward-Looking Statements
This press release contains forward-looking statements, including statements about estimates of revenues from new business, the Company’s business strategy, the integration and performance of Convedia Corporation, and the Company’s guidance for the fourth quarter, particularly with respect to anticipated revenues and loss per share. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, (a) the amount of stock-based compensation expense, (b) the anticipated amount and timing of revenues from new business, (c) that we may not be able to successfully integrate operations, technologies, products or personnel from the acquisition of Convedia Corporation, (d) that we may not realize the benefits we are seeking from the acquisition of Convedia Corporation and such acquisition may be more costly or less profitable than anticipated and may adversely affect the price of our stock, and (e) the factors listed in RadiSys’ SEC reports, including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2005, and in the RadiSys Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of October 26, 2006. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Use of Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with GAAP, the historical and forward-looking financial results in the Company’s earnings release contain non-GAAP financial measures that exclude the effects of (a) Convedia acquisition-related expenses including an in-process R&D charge, amortization of acquired intangible assets, amortization of deferred compensation, integration expenses and purchase accounting adjustments, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R, (c) restructuring charges (reversals), (d) insurance gains, and (e) gains related to class action litigation. The Company believes that the presentation of results excluding these items will provide meaningful supplemental information to investors that are indicative of the Company’s core operating results. A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures by other companies.
About RadiSys
RadiSys (Nasdaq: RSYS) is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through intimate customer collaboration and combining innovative technologies and industry leading architecture, RadiSys helps OEMs, systems integrators and solution providers bring better products to market faster and more economically. RadiSys products include embedded boards, application enabling platforms and turn-key systems, which are used in today’s complex computing, processing and network intensive applications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.
-end- RadiSys® is a registered trademark.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues	$81,430	$74,856	$231,780	$198,329
Cost of sales	60,744	53,141	169,767	138,673

Gross margin	20,686	21,715	62,013	59,656
Research and development	10,381	7,390	30,222	22,213
Selling, general, and administrative	10,414	7,613	28,103	22,575
Intangible assets amortization	1,508	513	1,969	1,539
In-process research and development charge	14,000	—	14,000	—
Restructuring and other charges (reversals)	—	(127)	(174)	1,001

Income (loss) from operations	(15,617)	6,326	(12,107)	12,328
Interest expense	(432)	(527)	(1,301)	(1,596)
Interest income	2,630	1,750	7,501	4,320
Other (expense) income, net	(32)	(147)	443	(613)

Income (loss) before income tax provision	(13,451)	7,402	(5,464)	14,439
Income tax provision (benefit)	(121)	1,480	2,081	3,366

Net income (loss)	$(13,330)	$5,922	$(7,545)	$11,073

Net income (loss) per share:
Basic	$(0.62)	$0.29	$(0.36)	$0.55

Diluted (I)	$(0.62)	$0.25	$(0.36)	$0.48

Weighted average shares outstanding:
Basic	21,336	20,266	21,019	20,012

Diluted (I)	21,336	25,030	21,019	24,702

(I)	For the three and nine months ended September 30, 2005, the weighted average shares outstanding diluted calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit. The interest expense, net of tax benefit, excluded from the diluted net income per share calculation amounted to $242 thousand and $727 thousand for the three and nine months ended September 30, 2005, respectively. For the three and nine months ended September 30, 2006 interest on the convertible senior notes and related shares were excluded from the calculation as the effect would be anti-dilutive.

CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,912	$90,055
Short-term investments, net	105,100	135,800
Accounts receivable, net	53,905	39,055
Other receivables	2,149	3,886
Inventories, net	21,329	21,629
Other current assets	4,717	2,426
Assets held for sale	2,105	—
Deferred tax assets	7,399	7,399

Total current assets	233,616	300,250
Property and equipment, net	12,716	13,576
Goodwill	67,415	27,463
Intangible assets, net	47,391	2,159
Long-term investments, net	9,996	—
Long-term deferred tax assets	20,279	21,634
Other assets	4,638	3,629

Total assets	$396,051	$368,711

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,280	$36,903
Accrued wages and bonuses	5,276	4,829
Accrued interest payable	532	224
Accrued restructuring	16	856
Convertible subordinated notes, net	2,407	—
Other accrued liabilities	11,242	8,279

Total current liabilities	72,753	51,091

Long-term liabilities:
Convertible senior notes, net	97,379	97,279
Convertible subordinated notes, net	—	2,498

Total long-term liabilities	97,379	99,777

Total liabilities	170,132	150,868

Shareholders’ equity :
Preferred stock — $.01 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 21,699 and 20,703 shares issued and outstanding at September 30, 2006 and December 31, 2005	209,235	193,839
Retained earnings	12,730	20,275
Accumulated other comprehensive income:
Cumulative translation adjustments	3,954	3,729

Total shareholders’ equity	225,919	217,843

Total liabilities and shareholders’ equity	$396,051	$368,711

Above is prepared in accordance with GAAP.

Additional supplemental information:
RECONCILIATION OF GAAP to NON-GAAP NET INCOME (LOSS)
(In thousands, unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
GAAP net income (loss)	$(13,330)	$5,922	$(7,545)	$11,073

Convedia acquisition-related expenses:
(a) In-process research and development charge	14,000	—	14,000	—
(b) Amortization of acquired intangible assets	1,375	—	1,375	—
(c) Amortization of deferred compensation:
Cost of sales	8	—	8	—
Research and development	53	—	53	—
Selling, general and administrative	95	—	95	—

Total amort. of deferred compensation	156	—	156	—

(d) Integration expenses:
Research and development	9	—	9	—
Selling, general and administrative	146	—	146	—

Total integration expenses	155	—	155	—

(e) Purchase accounting adjustments:
Revenue	90	—	90	—
Cost of sales	875	—	875	—
Selling, general and administrative	33	—	33	—

Total purchase accounting adjustments	998	—	998	—

Total Convedia acquisition-related exp.	16,684	—	16,684	—

(f) Stock-based compensation:
Cost of sales	224	—	640	—
Research and development	452	—	1,203	—
Selling, general and administrative	1,098	—	2,622	—

Total stock-based compensation	1,774	—	4,465	—

(g) Restructuring and other charges (reversals)	—	(127)	(174)	1,001
(h) Insurance gain	—	—	(362)	—
(i) Income tax effect of reconciling items	(527)	25	(1,050)	(277)

Non-GAAP net income	$4,601	$5,820	$12,018	$11,797

The non-GAAP consolidated statements of operations below are adjusted for the items listed above:
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues (e)	$81,520	$74,856	$231,870	$198,329
Cost of sales (c) (e) (f)	59,637	53,141	168,244	138,673

Non-GAAP gross margin	21,883	21,715	63,626	59,656
Research and development (c) (d) (f)	9,867	7,390	28,957	22,213
Selling, general, and administrative (c) (d) (e) (f)	9,042	7,613	25,207	22,575
Intangible assets amortization (b)	133	513	594	1,539

Non-GAAP income from operations (a) (g)	2,841	6,199	8,868	13,329
Interest expense	(432)	(527)	(1,301)	(1,596)
Interest income	2,630	1,750	7,501	4,320
Other (expense) income, net (h)	(32)	(147)	81	(613)

Non-GAAP income before income tax provision	5,007	7,275	15,149	15,440
Income tax provision (i)	406	1,455	3,131	3,643

Non-GAAP net income	$4,601	$5,820	$12,018	$11,797

Non-GAAP net income per share:
Basic	$0.22	$0.29	$0.57	$0.59

Diluted (I)	$0.18	$0.24	$0.49	$0.51

Weighted average shares outstanding used to compute non-GAAP net income per share:
Basic	21,336	20,266	21,019	20,012

Diluted	26,389	25,030	25,997	24,702

(I)	The weighted average shares outstanding diluted calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit. The interest expense, net of tax benefit excluded from the net income per share – diluted calculation amounted to $243 thousand and $242 thousand for the three months ended September 30, 2006 and 2005, respectively, and $731 thousand and $727 thousand for the nine months ended September 30, 2006 and 2005, respectively.
RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE FOR THE QUARTER ENDED SEPTEMBER 30, 2006
(unaudited)

			Selling, General	Income
		Research and	and	(loss) from	Effective
	Gross Margin	Development	Administrative	Operations	Tax Rate
GAAP	25.4%	12.7%	12.8%	(19.2)%	(0.9)%

In-process research and development charge (a)	—	—	—	17.2	6.8
Amortization of acquired intangible assets (b)	—	—	—	1.7	0.7
Amortization of deferred compensation (c)	—	—	(0.2)	0.2	0.1
Integration expenses (d)	—	—	(0.2)	0.2	0.1
Purchase accounting adjustments (e)	1.2	—	—	1.2	0.5
Stock-based compensation (f)	0.2	(0.6)	(1.3)	2.2	0.8

Non-GAAP	26.8%	12.1%	11.1%	3.5%	8.1%

RECONCILIATION OF GAAP TO NON-GAAPGUIDANCE
NET LOSS PER SHARE
(unaudited)

	Estimates for the Quarter Ended
	December 31, 2006
	Low End	High End
GAAP net loss per share (assumes tax rate of 31%)	($0.33)	($0.28)

Amortization of acquired intangible assets	$0.12	$0.12
Amortization of deferred compensation	$0.01	$0.01
Integration expenses	$0.02	$0.02
Purchase accounting adjustments	$0.03	$0.03
Stock-based compensation	$0.07	$0.07
Gain related to supplier class action litigation settlement	($0.01)	($0.01)

Non-GAAP net loss per share (assumes tax rate of 22%)	($0.09)	($0.04)